                                                                      Exhibit 21

                               ARVINMERITOR, INC.
                              LIST OF SUBSIDIARIES
                            AS OF SEPTEMBER 30, 2002

                                                                               PERCENTAGE OF VOTING
                                                                               SECURITIES OWNED BY
                                                                               -------------------
         NAME AND JURISDICTION                                             ARVINMERITOR       SUBSIDIARY
         ---------------------                                             ------------       ----------
Meritor Heavy Vehicle Systems, LLC (Delaware)...........................        100%

ArvinMeritor OE, LLC (Delaware).........................................      92.06%           7.94% (1)

      Meritor Finance Cayman Islands, Ltd. (Cayman Islands).............                        100% (2)

            Meritor Automotive Limited (United Kingdom).................                        100%

                  Arvin International (UK) Limited (United Kingdom).....                        100%

                        ArvinMeritor A&ET Limited (United Kingdom)......                        100%

            Meritor France (France).....................................                        100% (3)

            Meritor Holdings Netherlands B.V. (Netherlands).............                        100% (4)

                  Arvin Canada Holding Limited (Ontario)................                        100%

                        Arvin Ride Control Products, Inc. (Canada)......                        100%

                  Meritor Automotive Canada Inc. (Canada)...............                        100% (5)

                        Meritor do Brasil Ltda. (Brazil)................                        100% (6)

                        ArvinMeritor Canada (Ontario)...................                        100% (7)

                  ArvinMeritor GmbH (Germany)...........................                        100% (8)

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(1) 7.88% of the voting securities of ArvinMeritor OE, LLC are held by
ArvinMeritor International Holdings, Inc. and .06% are held by ArvinMeritor LVS Espana, S.A.

(2) Shares of Meritor Finance Cayman Islands, Ltd. and Meritor I Acquisition Corporation (a Delaware corporation) are stapled together and treated as units, 1% of which are owned by ArvinMeritor OE, LLC and 99% of which are owned by its subsidiary, ArvinMeritor Assembly, LLC.

(3) Meritor France is owned indirectly, through several intervening subsidiaries, by Meritor Finance Cayman Islands, Ltd.

(4) 1% of the voting securities of Meritor Holdings Netherlands B.V. is owned by Meritor Finance Cayman Islands, Ltd., and 99% is owned by its subsidiary Meritor Luxembourg s.a.r.l.

(5) 51% of the voting securities of Meritor Automotive Canada Inc. is owned by Meritor Holdings Netherlands B.V., and 49% is owned by another subsidiary of Meritor Finance Cayman Islands, Ltd., ArvinMeritor Holdings France SNC.

(6) 100% of the voting securities of Meritor do Brasil Ltda. is owned by Meritor Participacoes Ltda., a holding company which is 100% owned by ArvinMeritor Finance Canada, Inc., which in turn is owned by Meritor Automotive Canada Inc.

(7) ArvinMeritor Canada is a partnership owned by Meritor Automotive Canada Inc. (29.62%) and its subsidiary, Euclid Industries Canada Ltd. (40.01%), and by Arvin Exhaust of Canada Ltd. (16%) and Arvin Ride Control Products, Inc. (14.37%).

                  Arvin International Holland B.V. (Netherlands)........                        100%

                        ArvinMeritor A&ET B.V. (Netherlands)............                        100%

                        ArvinMeritor A&ET S.p.A. (Italy)................                        100% (9)

            Arvin Replacement Products S.A.S. (France)..................                        100% (10)

            Arvin European Holdings (UK) Limited........................                        100%

               Arvin France SAS (France)................................                        100%

                     ArvinMeritor A&ET  (France)........................                        100%

            Arvin International (U.K.) Ltd. (United Kingdom)............                        100%

               Arvin Replacement Products Limited
               (United Kingdom).........................................                        100%

Arvin International Holdings, LLC (Delaware)............................        100%

      ArvinMeritor A&ET S.A. (Spain)....................................                        100%

      A.P. Amortiguadores S.A. (Spain)..................................                         75%

      Arvin Replacement Products s.r.l. (Italy).........................          1%             99%

Maremont Corporation (Delaware).........................................        100%

      AVM, Inc. (South Carolina)........................................                        100%

      Maremont Exhaust Products, Inc. (Delaware)........................                        100%

      Gabriel Ride Control Products, Inc. (Delaware)....................                        100%

Purolator Products Company (Delaware)...................................        100%

      Purolator Products NA, Inc. (Delaware)............................                        100%

Roll Coater, Inc. (Indiana).............................................        100%


      Listed above are certain consolidated subsidiaries included in the financial statements of the Company at September 30, 2002.

--------
(8) 24% of the voting securities of ArvinMeritor GmbH is owned by Meritor Holdings Netherlands B.V., 75% is owned by its indirect subsidiary, Meritor Golde GmbH & Co. KG, and 1% is owned by Meritor Heavy Vehicle Systems Limited.

(9) 99% of the voting securities of ArvinMeritor A&ET S.p.A. is owned by Arvin International Holland B.V. and 1% is owned by its subsidiary, ArvinMeritor A&ET B.V.

(10) Arvin Replacement Products S.A.S. is 100% owned, indirectly through several intervening subsidiaries, by Meritor Finance Cayman Islands, Ltd.